Exhibit 23(a)



                    Consent of Independent Public Accountants
                    -----------------------------------------


             As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 6, 1997, included in Thermo Remediation Inc.'s Form 10-K, as amended, for the year ended March 29, 1997 and to all references to our Firm included in this registration statement.



        Boston, Massachusetts
        August 7, 1997




        AA972230027